Exhibit 99.1

For Immediate Release

The Manitowoc Company Announces Intent to Separate
Into Two Independent Publicly-Traded Companies

Separation Expected to Generate Value for Shareholders
by Creating Two Strong, Industry-Leading Companies

Accelerates Fourth Quarter and Full Year 2014 Financial Results Conference Call in Order to Discuss Separation; Call to be Held Today at 6:00 p.m. EST

MANITOWOC, Wis. — January 29, 2015 — The Manitowoc Company, Inc. (NYSE: MTW) (“Manitowoc” or the “Company”) today announced that its Board of Directors has approved a plan to pursue a separation of the Company’s Cranes and Foodservice businesses into two independent, publicly-traded companies. The Company currently anticipates effecting the separation through a tax-free spin-off of the Foodservice business and expects the spin-off to be completed in the first quarter of 2016, creating two separate, industry-leading companies with distinct enterprise strategies.

“Manitowoc’s management team and our Board of Directors regularly evaluate and explore opportunities to optimize the Company’s performance and create value for shareholders,” commented Glen E. Tellock, chairman and chief executive officer of the Company. “Manitowoc has taken and continues to take actions to enhance returns, including margin expansion initiatives, re-investment in our businesses, and utilization of our free cash flow to de-lever our balance sheet. We believe the separation of Cranes and Foodservice will position these businesses to take advantage of anticipated long-term improvement in demand and other opportunities in their respective markets.”

Tellock continued, “Over the past several years, we have transformed Manitowoc and worked to build two strong business platforms within one enterprise, and each business enjoys global leadership and is positioned for sustainable growth and value creation. After a comprehensive evaluation, including a thorough review of the current and projected operating environments for the two segments, we have determined that the Cranes and Foodservice businesses are best-suited to realize their full potential on a standalone basis.”

Two Industry-Leading, Independent Public Companies with Distinct Strengths

The Cranes business, which reported annual revenue of $2.3 billion in the twelve-month period ended December 31, 2014, is one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. The business holds leading market positions and highly recognized brands, including Manitowoc, Grove, National Crane, Potain, Shuttlelift and Crane Care brand names. The business operates 37 facilities in 18 countries and generates nearly 60% of its revenue from non-U.S. markets. Through its extensive global footprint, strategic focus on product innovation, and strong after-market support, the Cranes business is well-positioned to take advantage of expected improving demand in the residential and non-residential construction markets to generate long-term growth in revenue and net income.

The Foodservice business, which reported annual revenue of $1.6 billion in the twelve-month period ended December 31, 2014, is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, hospitals, and other institutions. The business has a worldwide network of 120 distributors serving dozens of well-recognized restaurant chains.  The business promotes more than 24 industry-leading brands, including Manitowoc, Garland, Convotherm, Cleveland, Lincoln, Merrychef, Frymaster, Delfield, Kolpak, Kysor Panel, Servend, Multiplex, KitchenCare, Inducs, Koolaire and Manitowoc Beverage System, and has a global presence that spans five continents and more than 80 countries. Through its broad range of innovative products, expansion of its global network, and launch of sustainability initiatives, the Foodservice business is expected to enhance profitability and generate strong cash flow.

Benefits

The Company determined to pursue the separation of the two businesses in order to:

•                  Position each business to pursue individual strategies as market conditions improve;

•                  Enable each business to attract a long-term investor base appropriate for the particular operational and financial characteristics of each entity;

•                  Enable investors to value each company separately; and,

•                  Enhance the flexibility of each business to pursue distinct capital structures and capital allocation strategies to meet the individual needs of each business.

Manitowoc expects to continue to execute its stated strategy and capital allocation plans as management works through the execution of the separation, resulting in further deleveraging from now until completion of the transaction. As a result, Manitowoc expects each independent company to have a capital structure and credit rating consistent with that of Manitowoc today.

Transaction Information

Additional information on structure, management, governance, and other significant matters will be provided at a later date. The proposed separation is subject to customary conditions, including receipt of legal opinions concerning the tax-free nature of the transaction, effectiveness of appropriate filings with the Securities and Exchange Commission, and final approval by the Company’s Board of Directors.

The Company notes that there can be no assurance that a separation will ultimately occur or, if one does occur, as to its terms or timing. Any transaction of this type is dependent on numerous factors that include the macroeconomic environment, credit markets, and equity markets.

Governance Enhancements

Manitowoc also announced today that the Board has approved amendments to the Company’s by-laws to eliminate its classified board structure on a phased-in basis commencing with the elections occurring at the Company’s 2015 Annual Meeting of Shareholders. It is also expected that the spun-off business will have an annually elected Board of Directors upon completion of the separation and an overall corporate governance structure that is in line with best practices.

Currently, the Manitowoc Board is divided into three classes, with each director class serving a staggered term of three years. Under the terms of the declassification, all current directors would serve the remainder of their terms and thereafter become subject to election each year by shareholders. The change would go into effect beginning with those directors whose terms expire at the 2015 Annual Meeting. As of the 2017 Annual Meeting, all Board members will be subject to annual election.

“The Board regularly reviews its corporate governance practices to ensure it is operating efficiently, effectively, and in the best interests of shareholders,” said Tellock. “We believe that strong governance practices help support value creation and that now is the appropriate time to enhance our governance and ensure that our investors have a regular opportunity to express their confidence in the performance of the Board and management. The Board believes that this action is in the best interest of the Company and its shareholders.”

Advisors

Goldman, Sachs & Co. is serving as financial advisor and Foley & Lardner LLP and Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal advisors to the Company.

Investor Conference Call

Today at 6:00 p.m. ET (5:00 p.m. CT), Manitowoc’s senior management will review the proposed separation as well as discuss its fourth-quarter and full-year results announced separately today.  All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.

Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with 92 manufacturing, distribution, and service facilities in 25 countries.  The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry.  Manitowoc is also one of the world’s leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment.  In addition, both segments are complemented by a slate of industry-leading product support services.  In 2014, Manitowoc’s revenues totaled $3.9 billion, with approximately half of these revenues generated outside of the United States.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts, including statements about the separation of the Company into two independent publicly-traded companies, the nature and impact of such a separation, and the capitalization of the two independent companies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” “should” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  possible negative effects on the Company’s business operations, assets or financial results as a result of the planned separation of the Company into two independent publicly-traded companies;

•                  capitalization of the two independent companies;

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  the ability to significantly improve profitability;

•                  the ability to direct resources to those areas that will deliver the highest returns;

•                  uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•                  the ability to focus on the customer, new technologies, and innovation;

•                  the ability to focus and capitalize on product quality and reliability;

•                  the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•                  the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;

•                  the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•                  the ability to convert order and order activity into sales and the timing of those sales;

•                  pressure of financing leverage;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•                  changes in raw material and commodity prices;

•                  unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  the risks associated with growth;

•                  geographic factors and political and economic conditions and risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•                  global expansion of customers;

•                  the replacement cycle of technologically obsolete cranes;

•                  the ability of Manitowoc’s customers to receive financing;

•                  foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•                  efficiencies and capacity utilization of facilities;

•                  issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations;

•                  issues related to workforce reductions and subsequent rehiring;

•                  work stoppages, labor negotiations, labor rates, and temporary labor costs;

•                  government approval and funding of projects and the effect of government-related issues or developments;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, joint ventures, and other strategic alternatives;

•                  realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•                  unanticipated issues affecting the effective tax rate for the year;

•                  unanticipated changes in the capital and financial markets;

•                  risks related to actions of activist shareholders;

•                  changes in laws throughout the world;

•                  natural disasters disrupting commerce in one or more regions of the world;

•                  risks associated with data security and technological systems and protections;

•                  acts of terrorism; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Contact

The Manitowoc Company, Inc.

Carl J. Laurino, 920-652-1720

Senior Vice President & Chief Financial Officer

OR

Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449